EXHIBIT 10.35


For Release:            IMMEDIATELY

Contact:                LARRY A. LIEBENOW       -- (508) 646-2264
                        PAUL J. KELLY           -- (508) 646-2251
                        CYNTHIA L. GORDAN       -- (508) 646-2261


           QUAKER FABRIC REPORTS AMENDMENT TO BANK DEAL AND INTENT TO
                   SEEK FINANCING ON A PRIVATE PLACEMENT BASIS

       FALL RIVER, MASSACHUSETTS, June 6, 2006 - - - QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today announced an amendment to its five year, senior secured credit facility.
       "We have reached agreement with our lenders on certain changes to our loan documents. These changes, including certain changes in the financial covenants in the documents, are intended to continue to provide the company with access to the capital resources needed to support its business operations and ongoing restructuring and repositioning initiatives," commented Larry A. Liebenow, Quaker's President and CEO.
       Quaker also announced the retention of Alvarez & Marsal Securities, LLC (A&M), a part of Alvarez & Marsal, LLC, a New York-based global professional services firm, to advise the company in connection with a proposed refinancing, the proceeds of which would be used to provide the company with additional working capital and to repay all or a portion of the company's existing indebtedness under its senior secured credit facility.
       "We remain grateful for the ongoing support of our workforce, our suppliers and our customers, as we continue to pursue our business development objectives," Mr. Liebenow added.
       Quaker officials noted that the company would be making a Form 8-K filing with the U.S. Securities and Exchange Commission later this week with respect to this most recent amendment to its loan documents and its retention of A&M. Quaker Fabric Corporation is a leading manufacturer of woven upholstery fabrics for furniture markets in the United States and abroad, and the largest producer of Jacquard upholstery fabric in the world.

       THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE "RISK FACTORS" IN THE COMPANY'S 2005 FORM 10-K AND FIRST QUARTER 2006 FORM 10-Q FILINGS WITH THE SEC.